Exhibit 10.2

                     FIRST LITCHFIELD FINANCIAL CORPORATION
            1994 STOCK OPTION PLAN FOR OFFICERS AND OUTSIDE DIRECTORS

1. Purpose.

     The purpose of this 1994 Stock Option Plan for Officers and Outside Directors (the "Plan") is to strengthen the financial soundness of First Litchfield Financial Corporation (the "Company") by focusing management's attention on the long-term success of the business of the Company, enhancing shareholder value by providing management an opportunity to purchase shares of the Company thus aligning their interests in the business with those of other shareholders, attracting and retaining the continued services of non-employee directors of the Company with the requisite qualifications and encouraging such directors to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of options under the Plan (the "Options") will promote continuity of management and increased personal interest in the welfare of the Company by those who are responsible for shaping and carrying out the long-range plans of the Company and securing its continued growth and financial success.

2. Effective Date of the Plan.

     The plan shall become effective upon its approval by the shareholders of the Company (the "Effective Date").

3. Stock Subject to Plan.

     Eighteen thousand (18,000) of the authorized but unissued shares of the Company's common stock, $.01 par value per share (the "Shares") have been reserved for issuance upon the exercise of Options; provided, however, that the number of Shares so reserved may from time to time be reduced to the extent that a corresponding number of treasury Shares are set aside for issuance upon the exercise of Options. If any Options expire or terminate for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the grant of Options.

4. Administration.

     The Plan shall be administered by the Committee referred to in Section 5 hereof. Subject to the provisions of the Plan, the Committee shall have complete authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that with respect to the operation of this Plan with respect to non-employee directors, the Committee shall have no discretion to determine the non-employee directors who will receive Options, the number of Shares subject to Options, the terms upon which, the times at which or the periods within which Shares may be acquired or the Options may be acquired and exercised.

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5. Committee.

     The Committee shall consist of at least three members of the Board each of whom shall be a disinterested person as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as such Rule may be hereafter amended. Each member of the Committee shall be a person who is not an employee of the Company or any subsidiary of the Company, and who has not received a grant of an option to acquire common stock of the Company under any plan maintained by the Company since the beginning of the preceding fiscal year under any plan maintained by the Company other than this Plan. The committee shall be appointed by the Board, which may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members to the committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee shall be reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.

6. Eligibility.

     An Option may be granted to (a) any person serving as an Officer of the Company or any subsidiary of the Company on the date of grant whether or not such person(s) is a member of the Board (the "Officer Participants") in accordance with Paragraph 7.a. hereof; or (b) members of the Board who are not otherwise employees of the Company or any of its subsidiaries on the date of grant (the"Director Participants") in accordance with Paragraph 7.b. hereof. The Officer Participants and Director Participants shall collectively be referred to herein as the "Participant" or "Participants."

7. Grant of Options and Option Price.

a. Officer Participants.

     (i) The Committee shall from time to time during the five year period commencing with the Effective date of the Plan recommend to the Board those individual, full-time employees employed by either the Company or any subsidiary of the Company serving as an Officer of any such entity to whom the Committee recommends that an Option be granted and the number of Shares subject to, and the terms and conditions of, such Option. In the granting of options, the Committee will give consideration to the Company's performance relative to the operating budget and the strategic plan as well as to the individual Officer's performance.


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b. Director Participants.

     (i) Director Participants on the Effective Date. Each individual who is a Director Participant on the Effective date shall automatically be granted on the Effective Date an Option to purchase 300 Shares.

     (ii) Future Director Participants. Directors who are newly elected to the Board after the Effective Date shall receive an automatic grant of an Option to purchase 300 Shares on the date of such election (or, if elected by the Board, on the date of the annual meeting of the shareholders of the Company immediately following such election); provided, that such automatic grant shall only be made if the director is a Director Participant on such date, and such automatic grant shall be subject to pro rata reduction to the extent that the number of Shares subject to future grant under the Plan is not sufficient to make the full automatic grants required to be made pursuant to the Plan on such date.

     (iii)Additional Grants. Each director who has been granted an Option pursuant to clause (i) above shall automatically be granted on June 1st in each of the four years following the year in which the Option pursuant to clause (i) above shall have been granted to such director, an additional Option to purchase 50 Shares; provided, that such automatic grant shall only be made if the director is a Director Participant on such date, and such automatic grant shall be subject to pro rata reduction to the intent that the number of Shares subject to future grant under the Plan is not sufficient to make the full automatic grants required to be made pursuant to the Plan on such date.

          Each director who has been granted an Option pursuant to clause (ii) above shall automatically be granted on June 1st in each of the remaining year of the Plan following the year in which the Option pursuant to clause (ii) above shall have been granted to such director, an additional Option to purchase 50 Shares; provided, that such automatic grant shall only be made if the director is a Director Participant on such date, and such automatic grant shall be subject to pro rata reduction to the extent that the number of Shares subject to future grant under the Plan is not sufficient to make the full automatic grants required to be made pursuant to the Plan on such date.

c. Price. The initial per Share price to be paid by Participants upon the exercise of an Option shall be equal to the fair market value of a Share on the date of grant. For the purposes hereof, the fair market value of a Share on any date shall be equal to the last reported sales price for the Shares as reported on the NASDAQ National Market System, on such date, or if the Shares are not reported on the NASDAQ National Market System, the average of the closing bid and asked prices for the Shares on such date (or if no such quotation occurred on that date, on the next preceding date on which there was such a quotation), as made available for publication by the National Association of Securities Dealers Automated Quotation System, or if no prices are available, the fair market value as determined by rules to be adopted by the Committee.


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8. Option Period.

     Participants shall be granted Options which are exercisable for a period of ten (10) years from the date of the granting thereof. Notwithstanding the foregoing and except as set forth in Section 10 hereof, no Option granted under this Plan shall be exercisable until twelve (12) months after the grant thereof.

9. Exercise of Option.

     Subject to Section 8, an Option may be exercised in whole or in part at any time after the date it is granted and only be a written notice of intent to exercise the Option with respect to specified number of Shares and payment to the Company in cash or by certified check, bank draft or postal or express money order, of the amount of the Option exercise price for the number of Shares with respect to which the Option is then exercised. The number of Shares which may be purchased at any one time shall be 10 Shares, a multiple thereof, or the total number at the time purchasable under the Option.

10. Change of Control.

     Upon the occurrence of a Change of Control (as hereinafter defined), any outstanding Option held by a Participant shall immediately become exercisable and shall remain exercisable for a period of thirty (30) days following the date of such Change of Control.

     "Change in Control" shall mean an event or events occurring after the Effective Date hereof as a result of which (a) any Person (as hereinafter defined), is or becomes the Beneficial Owner (as hereinafter defined), directly or indirectly, of 50% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least two-thirds of the members of the Company's Board of Directors in office immediately prior to such Person attaining such percentage interest or (b) more than 50% of the persons serving as directors of the Company cease to be directors during any twenty-four
(24) month period, except as a result of death or resignation. "Person" shall have the meaning of such term as used in Section 13(d) and 14 (d) of the Securities and Exchange Act of 1934, and as such Sections may be hereafter amended. "Beneficial Owner" shall have the definition of such terms as defined in Rule 13d-3 under the Securities Exchange Act of 1934, and as such Rule may be hereafter amended.

11. Transferability.

     No Option shall be assignable or transferable except by will and/or by the laws of descent and distribution and, during the life of any Participant, each Option granted to the Participant may be exercised only by the Participant.


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12. Ceasing to be an Officer or Director.

     (a) Termination. If a Participant terminates service as an officer or director for any reason other than those set forth in clause (b) below, any outstanding Option held by the Participant shall terminate on the earlier of the date on which such Option would otherwise expire or sixty (60) days after such termination; provided, however, and notwithstanding anything in this Plan to the contrary, that if such Participant's service is terminated for cause, in such event any outstanding Option held by the Participant shall terminate immediately.

     (b) Disability, Death or Retirement. If a Participant's service as an officer or director is terminated by disability (which condition constitutes total disability under the federal Social Security Acts), death, or retirement upon attaining age sixty-five (65), any outstanding Option held by the Participant may be exercised by the Participant or the representative of the Participant's estate or beneficiaries thereof to whom the Option has been transferred until the earlier of the date on which such Option would otherwise expire or twelve (12) months after such termination.

13. Duration of Plan.

     Unless sooner terminated, the Plan shall remain in effect for a period of five years after the Effective Date and shall thereafter terminate. No Options may be granted after the termination of this Plan; provided, however, that termination of the Plan shall not affect any Options previously granted, which Options shall remain in effect until exercised, surrendered or canceled, or until they have expired, all in accordance with their terms.

14. Changes in Capital Structure.

     In the event of changes in the outstanding common stock of the Company by reasons of stock dividends, stock splits, recapitalizations, mergers, consolidations, combination or exchange or shares, separations, reorganizations, or liquidations, the number of Shares available under the Plan in the aggregate and the number of Shares as to which Options may be granted to any Participant shall be correspondingly adjusted by the Committee. In addition, the Committee shall make appropriate adjustments in the number of Shares as to which outstanding Options, or portions thereof then unexercised, shall relate, to the end that the Participant's appropriate interest shall be maintained as before the occurrence of such event; such adjustment shall be made without change in the total price applicable to the unexercised portion of Options and with a corresponding adjustment in the option price per Share.


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15. Rights as Shareholder.

     A Participant entitled to Shares as a result of the exercise of an Option shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such exercise, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

16. Expenses.

     The expense of this Plan shall be paid by the Company.

17. Compliance with Applicable Law.

     Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares to be delivered pursuant to the exercise of an Option, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws and regulations of governmental authority. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law or regulation. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws and regulations, that the Participant make such covenants, agreements and representations as the Committee, in it sole discretion, deems necessary and desirable.

18. Application of Funds.

     Any cash proceeds received by the Company from the sale of Shares pursuant to options will be used for general corporate purposes.

19. Amendment of the Plan.

     The Board may from time to time suspend or discontinue this Plan or revise or amend it in any respect whatsoever; provided, however, that any amendment requiring approval under Rule 16b- 3, as in effect on the Effective Date and as it may be subsequently amended, shall not be made without the further approval of the holders of at least a majority of the outstanding shares of the Company's common stock; and provided, further, that the provisions of Sections 6 and 7.b. of this Plan may not be amended more than once every six (6) months, except as otherwise provided in or permitted by Rule 16b-3. No such suspension, discontinuance, revision or amendment shall in any manner affect any grant theretofore made without the consent of the Participant or the transferee of the Participant, unless necessary to comply with applicable law.


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